UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  October 17, 2008

EVERGREEN ENERGY INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-14176	84-1079971
(State or other jurisdiction of incorporation or organization)	Commission File Number	IRS Employer Identification Number

1225 17th Street, Suite 1300 Denver, Colorado		80202
(Address of principal executive offices)		(Zip Code)

(303) 293-2992
(Registrant’s telephone number, including area code)

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3.  Securities and Trading Markets

Item 3.01.  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 17, 2008, Evergreen Energy Inc. (the “Company”) was notified by NYSE Arca, Inc. (“NYSE Arca”) that it was not in compliance with NYSE Arca’s continued listing standard under Rule 5.5(b)(2) of the NYSE Arca Equities Rules.  The standard requires that a listed common stock must maintain an average closing price in excess of $1.00 over a consecutive 30 trading-day period.

The Company has six months from the receipt of the notice to regain compliance with the NYSE Arca price condition, or it will be subject to suspension and delisting procedures.  Subject to NYSE Arca rules, during the six-month cure period, the Company’s common stock will continue to be listed, and trade on NYSE Arca.  At the end of the six-month period, the Company will be in compliance if it has at least a $1.00 share price and has maintained a $1.00 average closing share price over the preceding 30 consecutive trading days.

The Company is currently exploring alternatives for curing the deficiency and restoring compliance with NYSE Arca’s continued listing standard.  As required by Rule 5.5(b) of the NYSE Arca Equities Rules, the Company will notify NYSE Arca within 10 business days from receipt of the notice of its intent to cure the deficiency and of the specific steps it is planning to take to regain compliance.  The Company has also issued a press release as required by the NYSE Arca rules related to the matter described herein.  A copy of the press release is attached hereto as Exhibit 99.1.

Section 9.  Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Title or Description
99.1	Press release dated October 23, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Evergreen Energy Inc.

Date: October 23, 2008	By: /s/ Diana L. Kubik
Diana L. Kubik
Vice President and Chief Financial Officer

EVERGREEN ENERGY INC.
EXHIBIT INDEX

Exhibit Number	Exhibit Title or Description
99.1	Press release dated October 23, 2008